EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-
K, into the Company's previously filed Registration
Statements No. 33-29453, (Egghead, Inc. 1989 Employee
Stock Purchase Plan) and
No. 33-33101, (Egghead, Inc. 1989 Executive Retention
Incentive Stock Option Plan).


/s/ Arthur Andersen LLP

Seattle, Washington
  May 26, 1995